UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2013

TELIK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31265	93-0987903
(Commission File No.)	(IRS Employer Identification No.)

2100 Geng Road, Suite 102

Palo Alto, California 94303

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 845-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) On August 19, 2013, the Company was advised by Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm, that it will decline to stand for re-appointment as the Company’s independent registered public accounting firm and will resign after completion of the interim review of the Company’s unaudited financial statements as of September 30, 2013 and for the three- and nine-month periods ending September 30, 2013 and 2012.

The reports of Ernst &Young on the Company’s financial statements for the past two fiscal years ended December 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2012 and 2011, and in the subsequent interim period through August 19, 2013, (i) there were no disagreements with Ernst &Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst &Young would have caused Ernst &Young to make reference to the matter in their report. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested Ernst & Young to furnish it a letter addressed to the Securities and Exchange Commission stating whether Ernst & Young agrees with the above statements. A copy of that letter, dated August 23, 2013, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

16.1	Letter from Ernst & Young LLP, dated August 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIK, INC.
Dated: August 23, 2013

	By:	/s/ Wendy K. Wee
Wendy K. Wee
Vice President, Finance and Controller

EXHIBIT INDEX

(d) Exhibits

Exhibit Number	Description

16.1	Letter from Ernst & Young LLP, dated August 23, 2013.